Exhibit 10.3

AMENDMENT NO. 2

to the Nanomerics / Virpax Collaboration and License Agreement dated April 11th 2019

This Amendment No. 2 (the “Amendment”) to the Collaboration and License Agreement dated April 11th 2019, as amended by the Amendment No 1 dated December 30th 2019 with respect to the PTSD Program, by and between Nanomerics Ltd. (“Nanomerics”) and Virpax Pharmaceuticals, Inc. (“Virpax”) (the “Agreement”), is made effective this day of January 2021 (the “Amendment Effective Date”).

Virpax and Nanomerics are each sometimes referred to herein as a “Party” and, collectively, as the “Parties.”

WHEREAS, Virpax and Nanomerics are parties to the Agreement;

WHEREAS, the Parties desire to modify certain terms of the Agreement as set forth in this Amendment to better record and clarify their mutual intentions;

WHEREAS, any capitalized term not separately defined in this Amendment shall have the meaning ascribed to it in the Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.	interpretation

Any capitalized term not separately defined in this Amendment shall have the meaning ascribed to it in the Agreement.

The terms of this Amendment will be deemed to be incorporated as part of and not in conflict with the Agreement. In the event of any conflict or inconsistency between any of the terms of this Amendment with any of the terms of the Agreement, the terms of this Amendment will prevail and the Agreement will be deemed to have been amended to the extent necessary to give effect to the terms of this Amendment.

2.	amendments

In Article 1 of the Agreement:

Replace the existing definition of “Device” with:

“Naltos Device” means the drug delivery device known under the trademark NALTOS® as further specified in Schedule 2 and used by Virpax, its Affiliates or Sublicensees as part of Licensed Product.

“Device” means any drug delivery device other than the Naltos Device.”

In the definition of “Exploit”, insert:

“and “Exploiting”” after ““Exploit””

In the definition of “Funding Expiry Date”, replace:

“31st December 2019” with “31st March 2021”.

Add the following new definitions:

““Indications” means the prophylaxis, diagnosis and treatment of: (a) pain; (b) Post Traumatic Stress Disorder; and (c) such other indications as the Parties may reasonably agree.”

Add the following new definitions:

““Product Patents” means those Licensed Patents identified in Schedule 4 hereto as being specific to the Compound or the Device.

“General Patents” means those Licensed Patents other than the Product Patents.”

Replace the existing definition of “Product” with:

““Product” means a product containing Compound as the active ingredient (whether or not incorporating a Device), in finished form for human application by intranasal administration.”

Replace the existing definition of “Funding” with:

“Funding” means funding provided by one or more Third Parties for use in the Program as described in Schedule 3 hereto (the “Funding Plan”). For clarity, the Funding does not include the PTSD Funding, and the Funding Plan does not include the PTSD Funding Plan.

Replace the existing definition of “Technology” with:

“Technology” means Nanomerics’ proprietary nanoenabled nasal enkephalin formulation (utlilising Nanomerics’ proprietary Molecular Envelope Technology (MET)) as further identified in Schedule 6 as it may be developed and improved during the term of this Agreement and including any derivatives thereof.”

Replace Section 3.1 with:

“3.1	Licence Grants to Virpax. Subject to the terms and conditions of this Agreement, Nanomerics hereby grants to Virpax:

(a) an exclusive (including with regard to Nanomerics and its Affiliates) right and licence in the Territory, with the right to grant sublicenses pursuant to Section 3.2, under Nanomerics’ and its Affiliates’ rights, titles, and interests in and to the Product Patents, the Licenced Know-How and the Licensed Improvements to:

3.1.1.	Exploit any Licensed Product (and the Compound as its active ingredient) comprised partly of the Naltos Device, for the Indications in the Device Field; and,

3.1.2.	Exploit any Licensed Product (and the Compound as its active ingredient) not comprising or including the Naltos Device, and any Improvements thereto for the Indications in the Field,

and (b) a non-exclusive right and licence in the Territory, with the right to grant sublicenses pursuant to Section 3.2, under Nanomerics’ and its Affiliates’ rights, titles, and interests in and to the General Patents and the Technology to Exploit the Licensed Products in accordance with sections 3.1.1 and 3.1.2.”

In Section 3.4:

Replace “Virpax’s exclusive position granted by Section 3.1” with “Virpax’s exclusive position granted by Section 3.1 (a)”

Replace the existing Section 10.1 with:

“10.1	Licensed Patents Should at any time during the Term, Nanomerics or its Affiliates own or otherwise Control any Patents that are necessary or useful for the Exploitation of the Compound, the Device, the Technology or the Product, such Patents shall be deemed Licensed Patents (identified as either Product Patents or General Patents) for the purposes of this Agreement and shall be added to Schedule 4.”

Replace the existing Section 10.3 with:

“10.3	Nanomerics shall obtain, prosecute and maintain the Licensed Patents in those countries listed in Schedule 4 (which in any event shall include the Major Markets) and shall have the first right to determine (in consultation with Virpax) in which other countries to obtain, prosecute and maintain the Licensed Patents. If Nanomerics declines, or otherwise fails to diligently pursue such action, to obtain prosecute or maintain any Product Patent in any country, Virpax shall have the right, providing that to do so would not result in a demonstrably material adverse effect on the Exploitation of Licensed Products, but not the obligation, to take such action through counsel of its choosing, with respect to such Product Patent in such country. The reasonable cost and expense of such action shall be borne equally by the Parties, and Nanomerics’ contribution to such cost and expense shall be deducted by Virpax from any Royalties payable with respect to such Product Patent in such country.”

In Section 13.4, replace:

“31st January 2020” with “31st March 2021”

Add the following as a new Section 13.4.1:

13.4.1	Nanomerics shall have the right in its sole discretion, by giving Virpax ninety (90) days prior, written notice, remove Post Traumatic Stress Disorder from the definition of Indications if Virpax has not by 31st December 2022 either (a) secured the PTSD Funding or (b) secured cash funding of at least $1,000,000 for the PTSD Program (which funding may be obtained from grant and/or non-grant sources, including, but not limited to, research collaborations with for-profit companies and/or equity raise or loan proceeds); provided, however, that Post Traumatic Stress Disorder will not be removed from the definition of Indications if Virpax has secured funding that meets the requirements of either of the foregoing clauses (a) or (b) by the end of such ninety (90) day period.

The following is added as a new Schedule 3b:

Schedule 3b

PTSD Funding Plan

During calendar years 2021 and 2022, Virpax intends to apply for one or more grants from the NIH or other government or institution-supported grant programs to fund the PTSD Program. In order to constitute “PTSD Funding” for the purposes of this Agreement, the aggregate cash awarded to Virpax from such grants must exceed $1,000,000.

Reorder the Licensed Patents into “Product Patents” and “General Patents” by replacing the existing Schedule 4 with:

Your Ref	Subject Matter	Country	Assignee	Case Category	Application No	Application Date	Lodged Date	Publication No	Publication Date	Grant Registration No	Grant Registration Date	Case Status
General Patents												
SOLUBLISING CARBOHYDRATES	SOLUBLISING POLYSACCHARIDES SUBSTITUTED WITH HYDROPHILIC AND HYDROPHOBIC GROUPS	CA	UCL	PCT National Phase	2499686	22/09/2003	21/03/2005			2499686	21/08/2012	Granted/Registered
SOLUBLISING CARBOHYDRATES	SOLUBLISING POLYSACCHARIDES SUBSTITUTED WITH HYDROPHILIC AND HYDROPHOBIC GROUPS	EP	UCL	PCT National Phase	03748286.6	22/09/2003	18/04/2005	1543040	22/06/2005	EP1543040	13-Feb-19	Granted & being validated in GB, FR, DE
SOLUBLISING CARBOHYDRATES	SOLUBLISING POLYSACCHARIDES SUBSTITUTED WITH HYDROPHILIC AND HYDROPHOBIC GROUPS	JP	UCL	PCT National Phase	2004-537308	22/09/2003	22/09/2003	2006-503933	02/02/2006	4865228	18/11/2011	Granted/Registered
SOLUBLISING CARBOHYDRATES	SOLUBLISING POLYSACCHARIDES SUBSTITUTED WITH HYDROPHILIC AND HYDROPHOBIC GROUPS	US	UCL	PCT National Phase	10/528,603	22/09/2003	21/03/2005	2006-0167116	27/07/2006	7741747	22/06/2010	Granted/Registered
MICELLAR CLUSTERS	POLYMERIC MICELLAR CLUSTERS AND THEIR USES IN FORMULATING DRUGS	EP	UCL	PCT National Phase	07789150.5	08/08/2007	06/03/2009	2051998	29/04/2009	EP2051998	13/02/2019	Granted, being validated in GB, FR, DE
MICELLAR CLUSTERS	POLYMERIC MICELLAR CLUSTERS AND THEIR USES IN FORMULATING DRUGS	JP	UCL	PCT National Phase	2009-523342	08/08/2007	09/02/2009	2010-506827	04/03/2010	JP5469458	07/02/2014	Granted/Registered
MICELLAR CLUSTERS	POLYMERIC MICELLAR CLUSTERS AND THEIR USES IN FORMULATING DRUGS	US	UCL	PCT National Phase	12/376,827	08/08/2007	26/02/2010	2010-0159014	24/06/2010	8470371	25/06/2013	Granted/Registered
Product Patents												
INTRANASAL	DELIVERY OF DRUGS	CA	Nanomerics	PCT National Phase	2928697	03/11/2014	25/04/2016					Pending
INTRANASAL	DELIVERY OF DRUGS	EP	Nanomerics	PCT National Phase	14802477.1	03/11/2014	19/05/2016	3065779	14/09/2016			Allowed
INTRANASAL	DELIVERY OF DRUGS	JP	Nanomerics	PCT National Phase	2016-526933	03/11/2014	25/04/2016	2016-539100		JP6486349	01/03/2019	Granted
INTRANASAL	DELIVERY OF DRUGS	US	Nanomerics	PCT National Phase	15/034,321	03/11/2014	04/05/2016	2016/0279189	29/09/2016	US10,213,474	26/02/2019	Granted
PARTICULATE DISPENSER	A CAPSULE IS PROVIDED FOR USE IN A DISPENSER FOR MEDICAMENT.	UK	Alchemy Healthcare Limited	PCT National Phase		14/04/2008		2459257	21/10/2009	2459257		Granted
PARTICULATE DISPENSER	A CAPSULE IS PROVIDED FOR USE IN A DISPENSER FOR MEDICAMENT.	EP	Alchemy Healthcare Limited	PCT National Phase		14/04/2009		2271388	12/01/2011	2271388	11/11/2015	Granted
PARTICULATE DISPENSER	A CAPSULE IS PROVIDED FOR USE IN A DISPENSER FOR MEDICAMENT.	US	Alchemy Healthcare Limited	PCT National Phase		14/04/2009		2011-0114671	19/05/2011	8695592	15/04/2014	Granted
APPARATUS FOR THE NASAL OR ORAL DELIVERY OF A MEDICAMENT	APPARATUS FOR THE NASAL OR ORAL DELIVERY OF A MEDICAMENT	UK	Alchemy Healthcare Limited	PCT National Phase		05/10/2001		2380410	09/04/2003	2380410		Granted
APPARATUS FOR THE NASAL OR ORAL DELIVERY OF A MEDICAMENT	APPARATUS FOR THE NASAL OR ORAL DELIVERY OF A MEDICAMENT	DE	Alchemy Healthcare Limited	PCT National Phase		03/10/2002		1434614	07/07/2004	1434614		Granted
APPARATUS FOR THE NASAL OR ORAL DELIVERY OF A MEDICAMENT	APPARATUS FOR THE NASAL OR ORAL DELIVERY OF A MEDICAMENT	FR	Alchemy Healthcare Limited	PCT National Phase		03/10/2002		1434614	07/07/2004	1434614		Granted
APPARATUS FOR THE NASAL OR ORAL DELIVERY OF A MEDICAMENT	APPARATUS FOR THE NASAL OR ORAL DELIVERY OF A MEDICAMENT	US	Alchemy Healthcare Limited	PCT National Phase		03/10/2002		2005-0028813	17/04/2003	7163013	16/01/2007	Granted

The following is added as a new Schedule 5b:

Schedule 5b

PTSD Program

A development plan for the PTSD Program will be provided by Virpax to Nanomerics when grant applications for PTSD Funding are submitted.

3.	Amendment Effective Date

This Amendment shall become effective on the Amendment Effective Date.

4.	Entire Agreement

This Amendment, together with the Agreement, constitutes the entire agreement between the Parties with respect to the subject matter of the Agreement. The Parties hereby agree that subject to the modifications specifically stated in this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.

[Signatures to follow on the next page]

This Agreement has been signed by the Parties’ duly authorized signatories. This Agreement may be executed and transmitted via email in Portable Document Format (PDF), and in counterparts, each of which taken together, shall constitute one agreement binding on the Parties with the same force and effect as an original signed agreement.

NANOMERICS LTD	VIRPAX PHARMACEUTICALS, INC

/s/ Andreas Schatzlein	/s/ Christopher Chipman
Name: Andreas Schatzlein	Name: Christopher Chipman
Title: Chief Executive Officer	Title: Chief Financial Officer
Date: March 30, 2021	Date: 4/6/2021